                                          --------------------------------------
MetLife(R)                                         Administrative Officer
Metropolitan Life Insurance Company       --------------------------------------
One Madison Avenue, New York,                            MetLife
NY 10010-3690                             1125 17th Street, Suite 800,
                                          Denver, CO 80202
                                          --------------------------------------
Variable Annuity Application
                                          --------------------------------------
MetLife Financial Freedom Select(R)                FOR COMPANY USE ONLY
SEP, SIMPLE IRA
Version 1                                 No.___________________________________
                                          --------------------------------------

                                          --------------------------------------

                                          Contract No. _________________________
                                          --------------------------------------

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1.   Employer Information (To be completed by Representative)
--------------------------------------------------------------------------------

Check One: [ ] Existing Group: Employer Group # ________________________________

           [ ] New Group: If new group, complete the following:

(a)  Employer___________________________________________________________________

(b)  Plan Name (If different)___________________________________________________

(c)  Address____________________________________________________________________

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2.   MetLife Financial Freedom Select Class Selection
--------------------------------------------------------------------------------

Select One Class -- If no class is selected, the B Class will automatically be chosen.

[ ] B Class   [ ] C Class   [ ] L Class

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3.   Certificate Applied for:
--------------------------------------------------------------------------------
[ ] SEP     [ ] SIMPLE IRA

--------------------------------------------------------------------------------
4.   Participant (Must Also Be the Annuitant and the Owner)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Name (First, Middle Initial, Last)                                                Marital Status          Date of Birth

---------------------------------------------------------------------------------------------------------------------------
Street Address                                                                    Social Security #

---------------------------------------------------------------------------------------------------------------------------
City, State, ZIP Code                                                             Employee Identification # (if other than
                                                                                  Social Security #)

---------------------------------------------------------------------------------------------------------------------------
Home Telephone #                               Work Telephone #                   Occupation

---------------------------------------------------------------------------------------------------------------------------
Sex: [ ] Male   [ ] Female                     Specify Citizenship: [ ] U.S.A.  [ ] Other _________________________________
---------------------------------------------------------------------------------------------------------------------------
Plan Participation Date: _____/______/______   Are you retired?  [ ] Yes  [ ] No  E-mail Address
---------------------------------------------------------------------------------------------------------------------------

MFFSVER1APP-SS(0304)              Page 1 of 3

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5.   Primary and Contingent Beneficiary(ies)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Name (First, Middle    Relationship      Social
     Beneficiary Type            Initial, Last)      to Participant   Security #
--------------------------------------------------------------------------------
 [ ] Primary  [ ] Contingent
--------------------------------------------------------------------------------
 [ ] Primary  [ ] Contingent
--------------------------------------------------------------------------------
 [ ] Primary  [ ] Contingent
--------------------------------------------------------------------------------
 [ ] Primary  [ ] Contingent
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6.   Contribution
--------------------------------------------------------------------------------

                                               Amount          Times per Year
Employee Salary Reduction/1/:
                                          ----------------  X  --------------

Employer Contribution:
                                          ----------------  X  --------------

Payroll Effective Date:
                                          ----------------
                                            (mm/dd/yyyy)

Lump Sum Direct Transfer Amount/Rollover: ________________

Source of Funds for Transfer:

Annuity Contract  Pension Assets  Cert. of Deposit    Mutual Fund    Money Market      Bonds

----------------  --------------  ----------------  ---------------  ------------  -------------

     Stocks            Loan         Life Policy        Endowment     Real Estate       Other

----------------  --------------  ----------------  ---------------  ------------  -------------
                                                    (Maturity Date)                (Description)

/1/ I certify that I have entered into a valid separate salary reduction agreement with my Employer meeting the requirements of the Internal Revenue Code for contributions to be made as employee elective deferrals.

--------------------------------------------------------------------------------
7.   Replacement (Must be completed)
--------------------------------------------------------------------------------

(a)  Do you have any existing individual life insurance or annuity contracts?
     [ ] Yes  [ ] No

(b) Have you taken, or will you be taking, any money from a life insurance policy or annuity contract to put into the annuity you are applying for? This includes full or partial withdrawals of dividends or cash values, loans, pledging as collateral, reissuing with less cash value, suspension or reduction of premium loan or purchase payment, automatic premium or invoking an accelerated payment.
     [ ] Yes  [ ] No
     (Note: If "Yes ", the Representative must complete a MetLife Annuity Replacement and Transfer Disclosure Form and provide details below regardless of whether state replacement rules apply. If "No", skip to
     Section 8.)

-------------------------------------------------------------------------------
                                                          Check (X)   Check (X)
                                 Transaction Description  if Trustee  if Group
                                 (e.g., "Full withdrawal  to Trustee   Life or
Company Name  Policy/Contract #     of cash value")       Transfer    Annuity
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

MFFSVER1APP-SS(0304)              Page 2 of 3

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8.   Optional Riders (Available at time of application and may not be changed once elected. There are additional charges for the Riders)
--------------------------------------------------------------------------------

     [ ] Annual Step-Up Death Benefit
     [ ] The Predictor/SM/ (Guaranteed Minimum Income Benefit)*

* The GMIB may have limited usefulness in connection with tax-qualified contracts, such as IRA's because if the GMIB is not exercised on or before the date required minimum distributions must begin under a tax qualified plan or IRA, the Contract Owner or beneficiary might be unable to exercise the GMIB benefit under this Rider due to the restrictions imposed by the minimum distribution requirements. If you plan to exercise the GMIB after your required minimum distribution beginning date under a tax qualified contract or IRA, you should consider whether the GMIB is appropriate for your circumstances. You should consult your tax advisor.

--------------------------------------------------------------------------------
9.   Authorization & Signature(s)
--------------------------------------------------------------------------------

(a)  Notice to Applicant

     Florida Residents Only Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

     Arkansas, District of Columbia, Kentucky, Louisiana, Maine, New Mexico, Ohio, Pennsylvania, and Tennessee Residents Only Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

     Colorado Residents Only It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

     New Jersey Residents Only Any person who includes any false or misleading information is subject to criminal and civil penalties.

(b)  Signatures

     I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I have received MetLife's Notice of Privacy Policies and Practices, the current prospectus for the MetLife Financial Freedom Select, and all required fund prospectuses. I understand that all values provided by the contract/certificate being applied for, which are based on the investment experience of the Separate Account are variable and are not guaranteed as to the amount. I understand that there is no additional tax benefit obtained by funding an IRA with a variable annuity. I understand that The Internal Revenue Service may take the position that the use of certain death benefit riders may adversely affect the qualification of the IRA contract/certificate. Please consult the tax section of the prospectus for further details.

     Location where application signed _________________________________________
                                       City & State


_____________________________________________________     ______________________
Signature of Participant                                  Date

--------------------------------------------------------------------------------
10.  Representative Information
--------------------------------------------------------------------------------

Statement of Representative All answers are correct to the best of my knowledge. I have provided the Proposed Participant with MetLife's Notice of Privacy Policies and Practices, prior to or at the time he/she completed the application form. I have also delivered a current MetLife Financial Freedom Select prospectus, and all required fund prospectuses; and reviewed the financial situation of the Proposed Owner as disclosed, and believe that a multifunded annuity contract would be suitable. I am properly NASD registered and licensed in the state where the Proposed Participant signed this application.

Do you have reason to believe that the replacement or change of the existing
insurance or annuity may be involved?   [ ] Yes    [ ] No


_____________________________________________________     ______________________
Signature of Representative                               Date

--------------------------------------------------------------------------------
Printed Representative Name (First,          State License I.D. #
Middle Initial, Last)

--------------------------------------------------------------------------------

MFFSVER1APP-SS(0304)              Page 3 of 3

                              REQUIRED INFORMATION

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1.   Financial Disclosures
--------------------------------------------------------------------------------

(a)  Estimated Annual Income (Choose one)
     [ ] $0-9,999           [ ] $10,000-19,999     [ ] $20,000-39,999
     [ ] $40,000-59,999     [ ] $60,000-79,999     [ ] $80,000-99,999
     [ ] $100,000-199,999   [ ] $200,000-399,999   [ ] $400,000 & above

(b)  Estimated Net Worth (Choose one)
     [ ] $0-9,999           [ ] $10,000-19,999     [ ] $20,000-39,999
     [ ] $40,000-59,999     [ ] $60,000-79,999     [ ] $80,000-99,999
     [ ] $100,000-199,999   [ ] $200,000-399,999   [ ] $400,000 & above
(Note: Net Worth is assets less liabilities. Exclude your personal residence, home furnishings, autos and this investment)

(c)  Tax Bracket (Choose one)
     [ ] 10%  [ ] 15%  [ ] 27%  [ ] 30%  [ ] 35%  [ ] 38.6%  Other: ____________

(d) Is the source of funds a MetLife or MetLife Securities, Inc. policy, account or contract? [ ] Yes [ ] No

(e)  Tax Market of Transfers or Rollovers (if applicable, choose all that apply)
     [ ] Traditional IRA     [ ] SIMPLE IRA     [ ] 403(a)    [ ] KEOGH
     [ ] SEP                 [ ] 401(a)         [ ] 403(b)    [ ] Govt'l. 457(b)
     [ ] SARSEP              [ ] 401(k)         [ ] 403(b)(7)

(f) Prior Investment Experience (Choose all that apply and indicate your years of experience)
     [ ] Stocks _____ years                       [ ] Mutual Funds ______ years
     [ ] Certificate of Deposit (CD) ______ years [ ] None
     [ ] Bonds ______ years                       [ ] Money Markets ______ years
     [ ] Other: ____________________________ years

(g)  Risk Tolerance (How would you categorize yourself as an investor?) (Choose one)
     [ ] Conservative              [ ] Conservative to Moderate     [ ] Moderate
     [ ] Moderate to Aggressive    [ ] Aggressive
(Note: If the Asset Allocation Questionnaire was completed, please use the resulting Risk Tolerance here)

(h)  Describe Your Investment Objective
     [ ] Preservation of Capital    [ ] Income               [ ] Growth & Income
     [ ] Growth                     [ ] Aggressive Growth

(i)  Is owner an associated person of a broker dealer? [ ] Yes [ ] No

(j)  Number of Dependent(s) ____________ Age(s) ________________________________

(k)  What is your citizenship? [ ] USA or [ ] Other ____________________________

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2.   Optional Automated Investment Strategies
--------------------------------------------------------------------------------

If no Automated Investment Strategy (Equity Generator/SM/, Allocator/SM/, Rebalancer/SM/, Index Selector/SM/) is chosen, go to page C and complete column 1, "Allocation" only. If selecting a strategy, follow the instructions as indicated.

Please note only one strategy can be selected.

..    Equity Generator/SM/

     Each month an amount equal to the interest earned in the Fixed Interest Account is transferred to one funding choice you select.

     Step 1--Indicate what percentage of your contributions will be allocated to the Fixed Interest Account on page C, in column 1.

     Step 2--Each month an amount equal to the interest earned in the Fixed
             Interest Account is transferred to the one fund of your choice on page C in column 3. This should be 100% for the one fund you choose.

     Step 3--If the amount of your contributions allocated to the Fixed Interest
             Account on page C, in column l, line 1 is less than 100%, allocate your remaining contributions to one or more of the funds on page C in column 1. This column must total 100% when complete.

                        Please Complete Pages A through D

ADMFFS-SS-VER1 (0304)                   A

..    Allocator/SM/

     Each month a dollar amount that you select is transferred from the Fixed Interest Account to any funding choice you select.

     Step 1--Indicate what percentage of your contributions will be allocated to the Fixed Interest Account on page C, in column 1.

     Step 2--Please indicate the amount to transfer from the Fixed Interest
             Account $____________ per month. ($50 minimum)

     Step 3--The amount indicated in Step 2 is transferred from the Fixed
             Interest Account to any of the funding choices you select on page C in column 3. This column should total 100% when completed.

     Step 4--If the amount of your contribution allocated to the Fixed Interest
             Account in step 1 above is less than 100%, allocate your remaining contributions, (not to be used by the Allocator Strategy), to one or more of the funding choices on page C, in column 1. This column must total 100% when complete.

     Step 5--Select the day of the month of the first transfer ____/ ____/ _____
             Must be between the 1st and 28th of the month (actual date may vary due to weekends, holidays, etc.)

     Step 6--Select the transfer time frame by checking the appropriate box
             [ ] For as long as there is money in the Fixed Interest Account or
             [ ] Specific number of months _____ (ex 12, 24, 36, etc.)

Note: The first transfer will be made on the date the amounts are allocated to the Allocator option. Subsequent transfers will be made on the same day in subsequent months.

All amounts in the Fixed Interest Account, including subsequent contributions made to the Fixed Interest Account, will be transferred as part of the Allocator Strategy, if you choose to make transfers for as long as you have money in the Fixed Interest Account.

Please note if the Allocator was selected, another strategy cannot be selected at this time.

..    Rebalancer/SM/

     Each quarter amounts are transferred among your current funding choices to bring the percentages of your account balance in each choice back to your original allocation. This strategy will affect 100% of your current and future allocations. On page C, use column 1 to choose your funding choices.

..    Index Selector/SM/

     Each quarter MetLife will rebalance the amount in the Index Divisions and the Fixed Interest Account (if applicable) to match the allocation percentages for the model you select. MetLife will allocate 100% of your initial and future contributions based on the current allocation for the Index Selector model you choose. The model's current allocation may change at any time (MetLife will notify you of changes). You may change your choice of model at any time. See your Representative for information on the current allocations for each model and for help in determining your Risk Tolerance. (Choose one model below and skip to page D, Section 4)

Select one Model:  [ ] Conservative            [ ] Conservative to Moderate
                   [ ] Moderate                [ ] Moderate to Aggressive
                   [ ] Aggressive

                                        B

--------------------------------------------------------------------------------
3.   Allocation Selection
--------------------------------------------------------------------------------

Indicate the percentage of your initial contributions to be allocated to each funding choice. Percentages must be in whole numbers. This allocation will also apply to future contributions unless changed by the Participant. You may change your allocation at any time.

Please note, if there are no Automated Investment Strategies chosen from Section 2 on pages A and B complete column 1 only. If any Automated Investment Strategies from Section 2 were chosen, follow the steps as outlined on those pages.

All columns (if utilized) must total 100%.

-------------------------------------------------------------------------------
If an Automated Investment Strategy is selected, please check appropriate box.
[ ] Equity Generator   [ ] Allocator   [ ] Rebalancer   [ ] Index Selector
-------------------------------------------------------------------------------
 Column 1                        Column 2                          Column 3
-------------------------------------------------------------------------------
                                                               Equity Generator
                                                                (Select 1 fund)
Allocation                    Funding Choices                      Allocator
-------------------------------------------------------------------------------
          %    Fixed Interest Account                                       N/A
-------------------------------------------------------------------------------
          %    Lehman Brothers(R) Aggregate Bond Index                         %
-------------------------------------------------------------------------------
          %    PIMCO Total Return                                              %
-------------------------------------------------------------------------------
          %    Salomon Brothers U.S. Government                                %
-------------------------------------------------------------------------------
          %    State Street Research Bond Income                               %
-------------------------------------------------------------------------------
          %    Salomon Brothers Strategic Bond Opportunities                   %
-------------------------------------------------------------------------------
          %    Calvert Social Balanced                                         %
-------------------------------------------------------------------------------
          %    MFS Total Return                                                %
-------------------------------------------------------------------------------
          %    Lord Abbett Bond Debenture                                      %
-------------------------------------------------------------------------------
          %    American Funds Growth-Income                                    %
-------------------------------------------------------------------------------
          %    MetLife Stock Index                                             %
-------------------------------------------------------------------------------
          %    Oppenheimer Capital Appreciation                                %
-------------------------------------------------------------------------------
          %    State Street Research Investment Trust                          %
-------------------------------------------------------------------------------
          %    Davis Venture Value                                             %
-------------------------------------------------------------------------------
          %    FI Structured Equity                                            %
-------------------------------------------------------------------------------
          %    Harris Oakmark Large Cap Value                                  %
-------------------------------------------------------------------------------
          %    State Street Research Large Cap Value                           %
-------------------------------------------------------------------------------
          %    Alger Equity Growth                                             %
-------------------------------------------------------------------------------
          %    American Funds Growth                                           %
-------------------------------------------------------------------------------
          %    T. Rowe Price Large Cap Growth                                  %
-------------------------------------------------------------------------------
          %    FI Mid Cap Opportunities                                        %
-------------------------------------------------------------------------------
          %    Met/AIM Mid Cap Core Equity                                     %
-------------------------------------------------------------------------------
          %    MetLife Mid Cap Stock Index                                     %
-------------------------------------------------------------------------------
          %    Harris Oakmark Focused Value                                    %
-------------------------------------------------------------------------------
          %    Neuberger Berman Partners Mid Cap Value                         %
-------------------------------------------------------------------------------
          %    T. Rowe Price Mid-Cap Growth                                    %
-------------------------------------------------------------------------------
          %    Loomis Sayles Small Cap                                         %
-------------------------------------------------------------------------------
          %    Russell 2000(R) Index                                           %
-------------------------------------------------------------------------------
          %    State Street Research Aurora                                    %
-------------------------------------------------------------------------------
          %    Third Avenue Small Cap Value                                    %
-------------------------------------------------------------------------------
          %    Franklin Templeton Small Cap Growth                             %
-------------------------------------------------------------------------------
          %    Met/AIM Small Cap Growth                                        %
-------------------------------------------------------------------------------
          %    T. Rowe Price Small Cap Growth                                  %
-------------------------------------------------------------------------------
          %    PIMCO Innovation                                                %
-------------------------------------------------------------------------------
          %    Harris Oakmark International                                    %
-------------------------------------------------------------------------------
          %    MFS Research International                                      %
-------------------------------------------------------------------------------
          %    Morgan Stanley EAFE(R) Index                                    %
-------------------------------------------------------------------------------
          %    American Funds Global Small Capitalization                      %
-------------------------------------------------------------------------------
       100%                                                                 100%
-------------------------------------------------------------------------------

                                        C

                              REQUIRED INFORMATION

--------------------------------------------------------------------------------
4.   Telephone Transaction and eSERVICE Authorization
--------------------------------------------------------------------------------

MetLife Representative Telephone Transaction and eSERVICE Authorization
[ ] Yes   [ ] No

If you check YES above, your MetLife Representative will be given authority to conduct certain transactions on your behalf based on your instructions unless prohibited by state law or your employer (if applicable). These instructions include (1) transfers between funding choices, (2) changes to investment strategies, and (3) changes in allocation of future contributions. This does not include discretionary transactions initiated without your instructions. This authorization will remain valid until MetLife receives written notice from you terminating this privilege or until your current MetLife Representative changes. MetLife will employ reasonable security procedures to confirm that instructions communicated about your account by telephone are genuine. MetLife or the Separate Account will not be liable for any loss, expense or cost arising out of any request that MetLife reasonably believes to be genuine.

--------------------------------------------------------------------------------
5.   Signature(s)
--------------------------------------------------------------------------------

I certify that the funding allocations, class selection, and riders meet(s) the needs of my current investment objectives and risk tolerance.

___________________________________________________________     ________________
Participant's Signature                                         Date

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6.   Representatives Required Information
--------------------------------------------------------------------------------

Writing agent completes Section 1. All other agents complete Section 2.

Section 1

--------------------------------------------------------------------------------
         Agency   Representative's   Sales Office               Representative's
         Index         Name          Name & Number   % Credit      Signature
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Section 2

--------------------------------------------------------------------------------
         Agency   Representative's   Sales Office               Representative's
         Index         Name          Name & Number   % Credit      Signature
--------------------------------------------------------------------------------
  2nd
--------------------------------------------------------------------------------
  3rd
--------------------------------------------------------------------------------
  4th
--------------------------------------------------------------------------------
  5th
--------------------------------------------------------------------------------

..    Commissions will be split in the agreed proportion.

..    The full amount will be credited to the remaining representative(s) if one or more is no longer servicing the account.

..    Whole % only.

..    MLR representatives can only split two ways.

Approved _________________________________________________     ________________
         Branch Manager/District Sales Manager's Signature     Date
         (only required on split commission business)

All representatives must be appropriately NASD registered and state insurance licensed at the time of the sale to receive commission.

If contract is being split between different sales offices, a copy is to be sent to the Manager(s) not signing the form.

                                        D